Exhibit 99.1

CION Investment Corporation Announces Special Year-End 2023 Distribution of $0.15 Per Share

Total Distributions Declared in 2023 Increased to $1.61 Per Share

FOR IMMEDIATE RELEASE

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NEW YORK, NY (December 14, 2023) — CION Investment Corporation (NYSE: CION) (“CION”) today announced that it has declared a special cash distribution for the year ending December 31, 2023 in the amount of $0.15 per share, payable on January 31, 2024 to shareholders of record as of December 22, 2023, which results in an increase in total distributions declared in 2023 of $0.16 per share, or 11.0%, from total distributions declared for the year ended December 31, 2022 of $1.45 per share. This special year-end distribution also results in a declared distribution yield1 of 15.5% for the year-to-date period through December 13, 2023, which is an increase of 14.0% year-over-year from the declared distribution yield1 of 13.6% for the year ended December 31, 2022. The special distribution represents a portion of the Company’s investment company taxable income generated through the course of the year.

Michael A. Reisner, co-CEO of CION stated, "We are delighted to announce a special distribution for 2023, propelled by the strong performance of our portfolio over the year. Our goal is to maintain a steady financial performance while striving to provide shareholders with appealing and growing distributions. We believe that our dedication to executing our strategy, which prioritizes generating net investment income through a focus on first lien investments and a well-diversified portfolio of robust companies, has allowed us to provide attractive returns to our shareholders."

ENDNOTES

1) Declared distribution yield is expressed as a percentage equal to the twelve-month declared per share distribution amount divided by the average closing market price per share of $10.40 and $10.68 for the year-to-date period through December 13, 2023 and for the year ended December 31, 2022, respectively.

ABOUT CION INVESTMENT CORPORATION

CION Investment Corporation is a leading publicly listed business development company that had approximately $1.9 billion in total assets as of September 30, 2023. CION seeks to generate current income and, to a lesser extent, capital appreciation for investors by focusing primarily on senior secured loans to U.S. middle-market companies. CION is advised by CION Investment Management, LLC, a registered investment adviser and an affiliate of CION. For more information, please visit www.cionbdc.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "project," "target," "estimate," "intend," "continue," or "believe" or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss CION’s plans, strategies, prospects and expectations concerning its business, operating results, financial condition and other similar matters. These statements represent CION’s belief regarding future events that, by their nature, are uncertain and outside of CION’s control. There are likely to be events in the future, however, that CION is not able to predict accurately or control. Any forward-looking statement made by CION in this press release speaks only as of the date on which it is made. Factors or events that could cause CION’s actual results to differ, possibly materially from its expectations, include, but are not limited to, the risks, uncertainties and other factors CION identifies in the sections entitled "Risk Factors" and "Forward-Looking Statements" in filings CION makes with the SEC, and it is not possible for CION to predict or identify all of them. CION undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

OTHER INFORMATION

The information in this press release is summary information only and should be read in conjunction with CION’s Current Report on Form 8-K, which CION filed with the SEC on December 14, 2023, as well as CION’s other reports filed with the SEC. A copy of CION’s Current Report on Form 8-K and CION’s other reports filed with the SEC can be found on CION’s website at www.cionbdc.com and the SEC’s website at www.sec.gov.

CONTACTS

Media
Susan Armstrong
sarmstrong@cioninvestments.com

Investor Relations
1-800-343-3736

Analysts and Institutional Investors
James Carbonara
Hayden IR
(646)-755-7412
James@haydenir.com